UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2010

NeuMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	00-10039	22-2267658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Avenue of the Stars, Suite 410
Los Angeles, CA 90067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 601-2500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement

As previously disclosed, on May 10, 2010, Twistbox Entertainment, Inc. (“Twistbox”), a wholly owned subsidiary of NeuMedia, Inc. (the “Company”), received from ValueAct SmallCap Master Fund, L.P. (“VAC”) a Notice of Event of Default and Acceleration (“Notice”). In the Notice, VAC stated that an event of default occurred under that certain Senior Secured Note, as amended, in favor of VAC dated July 30, 2007 and due July 31, 2010 (the “VAC Note”) as a result of Twistbox’s and the Company’s failure to comply with the cash balance covenant under the VAC Note and, therefore, VAC accelerated all outstanding amounts payable by Twistbox under the VAC Note. The VAC Note was secured by, among other things, the assets of AMV Holding Limited, a wholly owned subsidiary of the Company (“AMV”), which was also a guarantor of the Note.  In connection with the Notice, VAC instituted an administration proceeding in the United Kingdom against AMV.

On June 21, 2010, the Company signed and closed the transactions contemplated by a binding agreement (the “Agreement”) with VAC,  Jonathan Cresswell (“Cresswell”), Nathaniel MacLeitch (including in his capacity as Trustee for the AMV Founders under the AMV Note (each as defined below) “MacLeitch”), Robert Ellin (“Ellin”), Trinad Management, LLC (“Trinad Management”) and Trinad Capital Master Fund, Ltd. (“Trinad Fund” and together with Ellin and Trinad Management, the “Trinad Affiliates”) and the Guber Family Trust (“Guber” and, together with the Trinad Affiliates, the “Lead Participating Investors”) with regard to the (i) partial satisfaction of the VAC Note, and (ii) satisfaction of that certain Secured Promissory Note issued by NeuMedia and held by Cresswell, MacLeitch and certain other former shareholders of AMV (together with their affiliates the “AMV Founders”), as amended (the “AMV Note”).

Sale of AMV

Pursuant to the Agreement, VAC and the AMV Founders, acting through a newly formed company (“NewCo”), acquired the operating subsidiaries of AMV (the “Assets”) in exchange for the release of US$23 million of secured indebtedness (the “Sale”), comprising of a release of all amounts due and payable under the AMV Note and all of the amounts due and payable under the VAC Note except for US$3.5 million in principal. The Company retained all assets and liabilities of Twistbox and the Company other than the Assets.

In connection with the Sale and the other transactions contemplated by the Agreement and the transaction documents set forth in the Agreement (the “Restructure”), (i) the VAC Note (as amended and restated, the “Amended VAC Note”), (ii) that certain Guarantee and Security Agreement, dated as of June 30, 2007, by and among the Company, the subsidiary guarantors party thereto, the investors party thereto and VAC and (iii) that certain Guaranty, given as of February 12, 2008, by the Company to VAC (as amended and restated, the “Amended and Restated Guaranty”), were amended and restated in their entirety.

New Senior Secured Notes

In addition, for purposes of capitalizing the Company, the Company sold and issued US$2.5 million of Senior Secured Convertible Notes due June 21, 2013 of the Company (the “New Senior Secured Notes”) to the Lead Participating Investors.  The New Senior Secured Notes have a three year term and bear interest at a rate of 10% per annum payable in arrears semi-annually. Notwithstanding the foregoing, at any time on or prior to the 18th month following the original issue date of the New Senior Secured Notes, the Company may, at its option, in lieu of making any cash payment of interest, elect that the amount of any interest due and payable on any interest payment date on or prior to the 18th month following the original issue date of the New Senior Secured Notes be added to the principal due under the New Senior Secured Notes. The accrued and unpaid principal and interest due on the New Senior Secured Notes are convertible at any time at the election of the holder into shares of common stock of the Company at a conversion price of US$0.15 per share, subject to adjustment. The New Senior Secured Notes are secured by a first lien on substantially all of the assets of the Company and its subsidiaries pursuant to the terms of that certain Guarantee and Security Agreement, dated as of June 21, 2010, among Twistbox, the Company, each of the subsidiaries thereof party thereto, the investors party thereto and Trinad Management. The Amended VAC Note is subordinated to the New Senior Secured Notes pursuant to the terms of that certain Subordination Agreement, dated as of June 21, 2010, by and between Trinad Fund, and VAC, and each of the Company and Twistbox.

Each purchaser of a New Senior Secured Note also received a warrant (“Warrant”) to purchase shares of common stock of the Company at an exercise price of US$0.25 per share, subject to adjustment.  For each $50,000 of New Senior Secured Notes purchased, the purchaser received a Warrant to purchase 166,667 shares of common stock of the Company.  Each Warrant has a five year term.

The New Senior Secured Notes and Warrants were sold and issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act.

Under the Agreement, certain significant stockholders of the Company have the right to purchase up to an aggregate US$600,000 of the New Senior Secured Notes.

Other Agreements

In addition to the agreements described above, the Company has entered into certain other agreements in connection with the Restructure, including, without limitation, the following agreements:

•
Mutual Release, dated as of June 13, 2010, among VAC, NewCo, MacLeitch, Cresswell, the Company, Twistbox, Peter Guber, Ellin, Paul Schaeffer, Adi McAbian, Ray Schaaf, Russell Burke, James Lefkowitz and Trinad Management, pursuant to which the parties released certain known and unknown claims which they may have against each other.

•
Non-Competition Agreement, dated as of June 21, 2010, among the Company, NewCo,  Cresswell and MacLeitch, pursuant to which NewCo, Cresswell and MacLietch covenanted to refrain from engaging in certain business activities involving Midstream Media International, N.V., or certain of its affiliates, for a three year period, subject to earlier termination under certain circumstances.

•	Letter Agreement, dated as of June 21, 2010, between VAC, the Company, Ellin and Trinad Management, pursuant to which the parties agreed as follows:

o
If (i) an Insolvency Event (as defined therein) with respect to the Company or its subsidiaries occurs, (ii) the Company is in material default under the Amended and Restated Guaranty, which default has not been cured after any applicable cure period, or (iii) Twistbox is in material default under the Amended VAC Note, which default has not been cured after any applicable cure period, then Ellin will immediately resign from all positions as an officer or director of the Company or any of its subsidiaries and shall not thereafter serve as an officer or director of the Company or any of its subsidiaries until such time as the Amended VAC Note has been paid in full.

o
Until such time as the Amended VAC Note has been repaid in cash in full, Trinad Management, shall not elect to treat (nor accept any liquidation preference or other payment in connection with) any of the following transactions as a dissolution or winding up of the Company for purposes of Section 5 of the Certificate of Incorporation of the Company  (and the Company will not pay Trinad Management any liquidation preference or other payment in connection with): (i) any conversion of all or any portion of any New Senior Secured Note into common stock of the Company; (ii) the exercise of any Warrant and the issuance of any shares of capital stock of the Company in respect of such exercise, (iii) the issuance of any capital stock or options, rights or warrants to purchase capital stock of the Company to Ellin, Trinad Management, Peter Guber, Paul Schaeffer or any of their respective affiliates.

o
The Company shall use best efforts to obtain all necessary consents and shareholder approvals to, not later than September 21, 2010, amend Section 5 of the Certificate of Incorporation of the Company to provide that the transactions described in the immediately preceding paragraph shall not be treated as a dissolution or winding up of the Company (the “Charter Amendment”). Trinad Management and Ellin shall cause to be voted all shares of capital stock held by them in favor of such amendment.

o
Until such time as the Amended VAC Note has been repaid in cash in full, none of Ellin, Trinad Management or the Company shall recommend or approve any amendment, modification or waiver of the Certificate of Incorporation of the Company if such action would result in (i) any change in the economic or other rights, preferences or privileges of the Series A Preferred Stock of the Company or (ii) the creation or issuance of any capital stock of the Company other than common stock or preferred stock that has no cash dividend or payment required to be made.

o	Until such time as the Amended VAC Note has been repaid in cash in full, the Company shall not issue any additional shares of Series A Preferred Stock.

o
Until the earlier of the effective date of the Charter Amendment and such time as the Amended VAC Note has been repaid in cash in full, Trinad Management shall not sell, encumber, mortgage, hypothecate, assign, pledge transfer or otherwise dispose of, directly or indirectly, any shares of Series A Preferred Stock of the Company held by Trinad Management as of June 21, 2010; provided however, this shall not prohibit conversion of the Series A Preferred Stock into common stock of the Company.

The above descriptions of the agreements relating to the Restructure and the transactions contemplated therein do not purport to be complete and are qualified in their entirety by reference to the full texts of the agreements attached hereto as exhibits.

Item 1.02.	Termination of a Material Definitive Agreement

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Warrant

10.1
Agreement, dated as of June 21, 2010, between ValueAct SmallCap Master Fund, L.P., NeuMedia, Inc., Jonathan Cresswell, Nathaniel MacLeitch, Robert Ellin, Trinad Management, LLC, Trinad Capital Master Fund, Ltd. and the Guber Family Trust.

10.2
Mutual Release, dated as of June 21, 2010, among ValueAct SmallCap Master Fund, L.P., Antiphony (Management Holdings) Limited, Nathaniel MacLeitch, Jonathan Cresswell, NeuMedia, Inc., Twistbox Entertainment, Inc., Peter Guber, Robert Ellin, Paul Schaeffer, Adi McAbian, Richard Spitz, Ray Schaaf, Keith McCurdy, Russell Burke, James Lefkowitz and Trinad Management.

10.3
Subordination Agreement, dated as of June 21, 2010, by and between Trinad Capital Master Fund, Ltd., and ValueAct SmallCap Master Fund, L.P., and each of NeuMedia, Inc. and Twistbox Entertainment, Inc.

10.4	Deed Poll Release, dated as of June 21, 2010, between NeuMedia, Inc., Twistbox Entertainment, Inc., James Lefkowitz and Russell Burke.

10.5	Non-Competition Agreement, dated as of June 21, 2010, among NeuMedia, Inc., Antiphony (Management Holdings) Limited, Jack Cresswell and Nate MacLeitch.

10.6	Earn-Out Termination Letter Agreement, dated as of June 21, 2010, among ValueAct SmallCap Master Fund, L.P., NeuMedia, Inc., Jonathan Cresswell, Nathaniel MacLeitch and certain other parties.

10.7	Amended and Restated Senior Subordinated Secured Note due June 21, 2013, by Twistbox Entertainment, Inc. in favor of ValueAct SmallCap Master Fund, L.P.

10.8	Amended and Restated Guaranty, dated as of June 21, 2010, by NeuMedia, Inc. to ValueAct SmallCap Master Fund, L.P.

10.9	Letter Agreement, dated as of June 21, 2010, between ValueAct SmallCap Master Fund, L.P., NeuMedia, Inc., Rob Ellin and Trinad Management, LLC.

10.10
Amended and Restated Guarantee and Security Agreement, dated as of June 21, 2010, among Twistbox Entertainment, Inc., NeuMedia, Inc. and each of its subsidiaries identified on Schedule I as being a subsidiary guarantor, the investors party thereto and ValueAct SmallCap Master Fund, L.P.

10.11	Form of Senior Secured Convertible Note due June 21, 2013

10.12
Guarantee and Security Agreement, dated as of June 21, 2010, among Twistbox Entertainment, Inc., NeuMedia, Inc., each of the subsidiaries thereof party thereto, the investors party thereto and Trinad Capital Management, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuMedia, Inc.

Date: June 22, 2010	By:	/s/ Ray Schaaf
Ray Schaaf
President